PR Contact Adam Handelsman Lippert/Heilshorn & Associates ahandelsman@lhai.com (212) 838-3777	IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Second Quarter Results

NEW YORK, August 11, 2009 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the second quarter ended June 30, 2009.

Revenue for the second quarter was $26.4 million compared to $26.3 million for the same period in 2008. EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter of 2009 was $0.2 million compared to $(0.8) million last year,  and EBITDAS (EBITDA before stock based compensation) for the second quarter of 2009 was $1.0 million compared to $0.4 million last year. Operating loss for the quarter was $0.6 million compared to $1.9 million for the second quarter of last year.    Net loss for the second quarter of 2009 was $0.8 million, or $0.06 per share compared to $2.0 million, or $0.20 per share, for the second quarter of 2008.

For the first six months of 2009, GlobalOptions reported revenue of $51.9 million, versus $47.8 million in the same period last year.  The operating loss was $2.1 million for the six months ended June 30, 2009, as compared with $6.2 million in 2008.  Net loss for the period was $2.5 million, or $0.20 per share, versus a net loss of $6.3 million, or $0.65 per share for 2008.

“By focusing on client profitability and making further improvements in operational efficiencies, GlobalOptions restored positive EBITDA and delivered $1.0 million in EBITDAS in the second quarter of 2009. The combination of positive EBITDA and cash generated from working capital allowed us to reduce the outstanding balance on our line of credit.  We ended the quarter with a strong balance sheet: aside from the line of credit, we have no borrowings and we ended the quarter with a $3.4 million increase in our net cash balance over the prior quarter ended March 31, 2009,” said Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group.

“Leveraging technology is the cornerstone of our strategy to enhance the value of our existing client relationships and attract new clients in 2009.  To date, we have been successful in selling new technology solutions to both new and existing clients,” said Schiller. “During the quarter, as planned, we introduced new technology-driven service offerings - Rapid Data Investigative Services, Anti-Fraud Compliance Training Modules and Rapid Video – that expand our suite of services available through our proprietary GlobalTrak™ Risk Management System and deliver productivity gains to us and cost savings to our clients. By introducing new and faster methodologies for processing investigations and claims, GlobalOptions is asserting its leadership in the industry and creating new revenue opportunities for the company.”

Added Schiller, “Each of our business units is executing well, although demand remains soft for our forensic accounting and litigation support services and we have started to experience some slowdown in activity from our insurance company customers. Recently, the State of Louisiana renewed its consulting contract with us for another year and lifted the cap on spending to $34 million.  Demand for Private Mortgage Fraud Investigations, the new service we launched last quarter, is exceeding our expectations and our Bode Technology Unit is performing above plan.

“Based on these positive developments coupled with our year-to-date performance, we believe that increasing revenue for the year by approximately 10% is achievable. As we enter the second half of 2009, we plan to continue to drive operational efficiencies and reduce costs.  As a result, we expect fiscal year 2009 EBITDA to be positive and EBITDAS growth for the year to exceed revenue growth, on a percentage basis,” concluded Schiller.

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures.  EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment and interest expense (income), net.  EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results.  These metrics are an integral part of the Company’s internal reporting to measure operations of the company and the performance of senior management.  A reconciliation to comparable GAAP measures is available in the accompanying schedule.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on August 11, 2009 for the second quarter ended June 30, 2009.  During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company’s quarterly performance and financial results.  The telephone number for the conference call is 877-866-5534. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #21318496.  The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world.  We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations.  In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through four business units: Preparedness Services; Fraud and Special Investigations Unit Services; Security Consulting and Investigations; and International Strategies.  Additional information can be found at www.globaloptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s' filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

# # #

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

ASSETS	June 30,	December 31,
	2009	2008
	(unaudited)
Current assets:
Cash and cash equivalents	$5,792	$5,276
Accounts receivable, net	22,544	27,485
Inventories, net	3,419	2,522
Prepaid expenses and other current assets	677	862

Total current assets	32,432	36,145

Property and equipment, net	6,066	5,834
Intangible assets, net	4,975	5,981
Goodwill	19,968	19,968
Security deposits and other assets	529	553

Total assets	$63,970	$68,481

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$4,601	$7,093
Notes payable	-	400
Accounts payable	5,715	6,199
Deferred revenues	700	585
Accrued compensation and related benefits	3,211	3,155
Other current liabilities	1,690	1,966

Total current liabilities	15,917	19,398

Other long-term obligations	821	838

Total liabilities	16,738	20,236

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, dividends do not accrue, no anti-dilution protection, 7,159.75 and 55,388.37 shares issued and outstanding, convertible into 477,317 and 3,692,743 shares of common stock, liquidation
preference of $0.001 per share or $0.	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
13,834,600 shares issued and 13,710,706 shares outstanding at June 30, 2009, and
10,486,935 shares issued and 10,379,868 shares outstanding at December 31, 2008	14	10
Additional paid-in capital	110,464	108,989
Accumulated deficit	(63,003)	(60,546)
Treasury stock; at cost, 123,894 shares at June 30, 2009 and 107,067 at December 31, 2008	(243)	(208)
Total stockholders' equity	47,232	48,245
Total liabilities and stockholders' equity	$63,970	$68,481

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

Revenues	$26,430	$26,254	$51,944	$47,753

Cost of revenues	14,837	15,107	29,592	27,473
Gross profit	11,593	11,147	22,352	20,280

Operating expenses:

Selling and marketing	3,253	2,718	6,309	5,220

General and administrative	8,966	10,306	18,114	21,302

Total operating expenses	12,219	13,024	24,423	26,522

Loss from operations	(626)	(1,877)	(2,071)	(6,242)

Other income (expense):

Interest income	-	6	1	22

Interest (expense)	(196)	(100)	(387)	(124)

Other expense, net	(196)	(94)	(386)	(102)

Net loss	$(822)	$(1,971)	$(2,457)	$(6,344)

Basic and diluted net loss per share	$(0.06)	$(0.20)	$(0.20)	$(0.65)

Weighted average number of common shares
outstanding - basic and diluted	12,973,261	9,665,991	12,047,259	9,697,337

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008

EBITDA, EBITDAS

Net Loss (GAAP)	$(822)	$(1,971)	$(2,457)	$(6,344)
Add back the items:
Depreciation and amortization of property and equipment	385	346	756	679
Amortization of intangible assets	400	767	1,016	1,448
Interest (income) expense, net	196	94	386	102
EBITDA	$159	$(764)	$(299)	$(4,115)
Add back:
Stock-based compensation expense	846	1,171	1,431	2,263
EBITDAS	$1,005	$407	$1,132	$(1,852)